UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          Form 8-K

                       Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

 Date of Report (Date of earliest event reported) July 31, 2012
                 --------------------------

               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

   Delaware             000-27503                22-1734088
-----------           ---------------           -------------
(State or other         Commission             (IRS Employer
jurisdiction of        File Number)           Identification No.)
incorporation)


            44 Hunt Street, Watertown, MA  02472
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          (Address of principal executive offices)

                       (617)-668-6855
 ----------------------------------------------------------
    (Registrant's telephone number, including area code)

                       Not Applicable
    (Former name or former address, if changed since last
                           report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02  Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 regarding the repayment of the Entine Indebtedness is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Purchase Agreement

As disclosed in the Dynasil Corporation of America (the "Company" or "Dynasil") Form 8-K filed on July 5, 2012, on June 29, 2012, the Company entered into a letter agreement (the "Waiver Letter") with Sovereign Bank, N.A. (the "Lender") as well as Amendment No. 3 (the "Amendment") to the Loan and Security Agreement with the Lender, dated July 7, 2010, as amended on April 1, 2011 and April 12, 2012 (the "Original Loan Agreement"). Under the Waiver Letter, the Lender agreed to waive non-compliance by the Company with certain financial covenants under the Original Loan Agreement as of June 30, 2012, subject to the Company's compliance with the terms of the Amendment, including completing a financing raising at least $2 million in gross proceeds on or before September 30, 2012 and applying the proceeds as described below.

On July 31, 2012, the Company entered into a Note Purchase Agreement (the "Agreement") with Massachusetts Capital Resource Company (the "Purchaser"). Pursuant to the terms of the Agreement, the Company issued and sold to the Purchaser a $3,000,000 subordinated note (the "Subordinated Note") for a purchase price of $3,000,000. The Company has used a portion of the proceeds from the sale of the Subordinated Note to repay the indebtedness incurred in favor of certain entities affiliated with Dr. Gerald Entine (together, "Entine") in the aggregate principal amount of $1,857,546 (the "Entine Indebtedness") and has agreed to use the balance of the proceeds for working capital. As disclosed in the Company's Form 8-K filed on June 8, 2012, the Company incurred the Entine Indebtedness in satisfaction of its obligation to repurchase certain shares of Dynasil common stock from Entine pursuant to a put right exercised by Dr. Entine on February 12, 2012.

The Subordinated Note matures on July 31, 2017, unless accelerated pursuant to an event of default, as described below. The Subordinated Note bears interest at the rate of ten percent (10%) per annum, with interest to be payable monthly on the last day of each calendar month in each year, the first such payment to be due and payable on August 31, 2012. Under the terms of the Agreement, beginning on and with September 30, 2015, and on the last day of each calendar month thereafter through and including July 31, 2017, the Company will redeem, without premium, $130,434.00 in principal amount of the Subordinated Note together with all accrued and unpaid interest then due on the amount redeemed.

The Company's obligations under the Agreement are guaranteed by the following domestic subsidiaries: Evaporated Metal Films Corp, RMD Instruments Corp., Radiation Monitoring Devices, Inc., and Dynasil Biomedical Corp. and Optometrics Corporation (together, the "Guarantor Subsidiaries"). Further, the Company's obligations and the Guarantor Subsidiaries' obligations are secured by the grant of a security interest (subordinate in priority to the Lender's security interest) in substantially all of the property and assets of the Company and the Guarantor Subsidiaries in favor of the Purchaser.

Under the terms of the Agreement and a Subordination Agreement dated July 31, 2012, among the Company, the Guarantor Subsidiaries, the Lender and the Purchaser, the Purchaser and any successor holder of the Subordinated Note have agreed that the payment of the principal of and interest on the Subordinated Note shall be subordinated in right of payment, to the prior payment in full of all indebtedness of the Company for money borrowed from banks or other institutional lenders at any time outstanding, including money borrowed from the Lender under the Original Loan Agreement.

The Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks, transactions with affiliates and fundamental changes. In addition, the Agreement contains financial covenants by the Company (as further defined in the Agreement) that (i) impose a Consolidated Maximum Leverage Ratio (consolidated total funded debt to consolidated EBITDA) equal to or less than (a) 5.0 to 1.00 for each of the rolling four quarter periods ending on September 30, 2012 and December 31, 2012, and (b) 4.5 to
1.00 for each rolling four quarter period ending on or after March 31, 2013, and (ii) require a Consolidated Fixed Charge Coverage Ratio (consolidated EBITDA to consolidated fixed charges) of not less than (a) .75 to 1.00 for each of the rolling four quarter periods ending on September 30, 2012 and December 31, 2012, (b) .80 to 1.00 for each of the rolling four quarter period ending on March 31, 2013 and June 30, 2013, and (c) .95 to 1.00 for each rolling four quarter period ending on or after September 30, 2013.

The Agreement also provides for events of default customary for agreements of this type, including, but not limited to, non-payment, breach of covenants, insolvency and defaults on other debt. Upon an event of default, the Purchaser may elect to declare all obligations (including principal, interest and all others amounts payable) immediately due and payable, which shall occur automatically if the Company becomes insolvent.

As the result of the completion of the Agreement and the payment of the Entine Indebtedness, the Company has been able to re-classify $7,555,446 of the debt owed to the Lender to long-term debt.

The foregoing description is only a summary of the provisions of the Agreement and is qualified in its entirety by the terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On August 2, 2012, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits


Exhibit                    Description
Number

10.1 Note Purchase Agreement, dated as of July 31, 2012, by and between Massachusetts Capital Resource Company and Dynasil Corporation of America.

99.1   Press release, dated August 2, 2012, issued by
       Dynasil Corporation of America.



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             DYNASIL CORPORATION OF AMERICA

Date:     August 6, 2012     By:  /s/ Richard Johnson
                             Name:  Richard Johnson
                             Title:  Chief Financial Officer

                        Exhibit Index


Exhibit                    Description
Number

10.1 Note Purchase Agreement, dated as of July 31, 2012, by and between Massachusetts Capital Resource Company and Dynasil Corporation of America.

99.1   Press release, dated August 2, 2012, issued by
       Dynasil Corporation of America.